EXHIBIT 2.2

                                    AGREEMENT

                      CONCERNING THE EXCHANGE OF SECURITIES

                                     BETWEEN

                                e NUTRITION, INC.

                                       AND

                          TORPEDO SPORTS USA, INC. AND
                  THE STOCKHOLDERS OF TORPEDO SPORTS USA, INC.

                                      INDEX
                                                                            Page

ARTICLE I   -  EXCHANGE OF SECURITIES                                          1

 1.1        -  Issuance of Securities                                          1
 1.2        -  e Nutrition Common Stock Outstanding                            1
 1.3        -  Exemption from Registration                                     1

ARTICLE II  -  REPRESENTATIONS AND WARRANTIES OF TORPEDO                       2

 2.1        -  Organization                                                    2
 2.2        -  Capital                                                         2
 2.3        -  Subsidiaries                                                    2
 2.4        -  Directors and Officers                                          2
 2.5        -  Financial Statements                                            2
 2.6        -  Absence of Changes                                              3
 2.7        -  Absence of Undisclosed Liabilities                              3
 2.8        -  Tax Returns                                                     3
 2.9        -  Investigation of Financial Condition                            3
 2.10       -  Proprietary Rights                                              3
 2.11       -  Compliance with Laws                                            3
 2.12       -  Litigation                                                      3
 2.13       -  Authority                                                       3
 2.14       -  Ability to Carry Out Obligations                                4
 2.15       -  Full Disclosure                                                 4
 2.16       -  Assets                                                          4
 2.17       -  Material Contracts                                              4
 2.18       -  Indemnification                                                 4
 2.19       -  Criminal or Civil Acts                                          4
 2.20       -  Restricted Securities                                           4

ARTICLE III -  REPRESENTATIONS AND WARRANTIES OF e NUTRITION                   5

 3.1        -  Organization                                                    5
 3.2        -  Capital                                                         5
 3.3        -  Subsidiaries                                                    5
 3.4        -  Directors and Officers                                          5
 3.5        -  Financial Statements                                            5
 3.6        -  Absence of Changes                                              5
 3.7        -  Absence of Undisclosed Liabilities                              5
 3.8        -  Tax Returns                                                     6
 3.9        -  Investigation of Financial Condition                            6

                                       (i)

                                      INDEX
                                   (Continued)

                                                                            Page

 3.10       -  Proprietary Rights                                              6
 3.11       -  Compliance with Laws                                            6
 3.12       -  Litigation                                                      6
 3.13       -  Authority                                                       6
 3.14       -  Ability to Carry Out Obligations                                6
 3.15       -  Full Disclosure                                                 7
 3.16       -  Assets                                                          7
 3.17       -  Material Contracts                                              7
 3.18       -  Indemnification                                                 7
 3.19       -  Criminal or Civil Acts                                          7

ARTICLE IV  -  COVENANTS PRIOR TO THE CLOSING DATE                             7

 4.1        -  Investigative Rights                                            7
 4.2        -  Conduct of Business                                             7

ARTICLE V   -  CONDITIONS PRECEDENT TO e NUTRITION'S PERFORMANCE               8

 5.1        -  Conditions                                                      8
 5.2        -  Accuracy of Representations                                     8
 5.3        -  Performance                                                     8
 5.4        -  Absence of Litigation                                           8
 5.5        -  Officer's Certificate                                           8
 5.6        -  Corporate Action                                                8
 5.7        -  Financial Statement Condition                                   8
 5.8        -  Retirement of Common Stock                                      8

ARTICLE VI  -  CONDITIONS PRECEDENT TO TORPEDO'S
                           PERFORMANCE                                         9

 6.1        -  Conditions                                                      9
 6.2        -  Accuracy of Representations                                     9
 6.3        -  Performance                                                     9
 6.4        -  Absence of Litigation                                           9
 6.5        -  Officer's Certificate                                           9
 6.6        -  Directors of e Nutrition                                        9
 6.7        -  Officers of e Nutrition                                         9
 6.8        -  Corporate Action                                               10

                                      (ii)

                                      INDEX
                                   (Continued)

                                                                            Page
                                                                            ----
ARTICLE VII -  CLOSING                                                        10

 7.1        -  Closing                                                        10
 7.2       -   Ownership of e Nutrition                                       10

ARTICLE VIII- COVENANTS SUBSEQUENT TO THE CLOSING DATE                        11

 8.1        -  Registration and Listing                                       11

ARTICLE IX-  MISCELLANEOUS                                                    11

 9.1        -  Captions and Headings                                          11
 9.2        -  No Oral Change                                                 11
 9.3        -  Non-Waiver                                                     11
 9.4        -  Time of Essence                                                11
 9.5        -  Entire Agreement                                               11
 9.6        -  Choice of Law                                                  11
 9.7        -  Counterparts                                                   11
 9.8        -  Notices                                                        12
 9.9        -  Binding Effect                                                 12
 9.10      -  Mutual Cooperation                                              12
 9.11      -  Finders                                                         12
 9.12      -  Announcements                                                   12
 9.13      -  Expenses                                                        12
 9.14      -  Survival of Representations and
                Warranties                                                    13
 9.15      -  Exhibits                                                        13
 9.16      -  Legal Counsel                                                   13


               Signatures                                                     13



                                      (iii)

                                      INDEX
                                   (Continued)


EXHIBITS

         Allocation of Common Stock . Exhibit  1.1
         Subscription Agreement     Exhibit  1.2
         Authorized Capital of Torpedo      Exhibit 2.2
         Financial Statements of Torpedo    Exhibit  2.5
         Material Contracts of Torpedo and TSI Exhibit 2.17 Financial Statements of e NutritionExhibit 3.5 Certificate of Officer-Torpedo Exhibit 5.5 Certificate of Officer-e Nutrition Exhibit 6.5







                                      (iv)

                                    AGREEMENT

         AGREEMENT made this day of May, 2002, by and between e NUTRITION, INC., a Nevada corporation ("e Nutrition"), TORPEDO SPORTS USA, INC., a Delaware corporation ("Torpedo"), and the stockholders of Torpedo (the "Torpedo Stockholders") who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

         WHEREAS, e Nutrition desires to acquire all of the issued and outstanding securities of Torpedo from the Torpedo Stockholders in exchange for newly issued unregistered shares of common stock of e Nutrition;

         WHEREAS, Torpedo desires to assist e Nutrition in acquiring all of the issued and outstanding common stock of Torpedo pursuant to the terms of this Agreement; and

         WHEREAS, all of the Torpedo Stockholders, by execution of Exhibit 1.2 hereto, agree to exchange all 8,000,000 common shares of Torpedo for 8,000,000 common shares of e Nutrition.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE I

                             EXCHANGE OF SECURITIES

         1.1 ISSUANCE OF SECURITIES. Subject to the terms and conditions of this Agreement, e Nutrition agrees to issue and exchange 8,000,000 fully paid and nonassessable unregistered shares of e Nutrition's $.001 par value common stock (the "e Nutrition Shares") for all 8,000,000 issued and outstanding shares of the $.01 par value common stock of Torpedo (the "Torpedo Shares") held by the Torpedo Stockholders. All e Nutrition shares will be issued directly to the Torpedo Stockholders on the Closing Date, in the amounts set forth in Exhibit 1.1.

         1.2 E NUTRITION COMMON STOCK OUTSTANDING. By the closing date of this Agreement (the "Closing Date"), e Nutrition shall have reverse split its common stock on the basis of one share for each 1.8870314 shares outstanding and shall have retired 4,478,430 (post-reverse) split shares by purchasing the shares from e Nutrition's President for $50,000, as described in paragraph 5.8. Accordingly, there shall be a total of 1,999,999 shares of e Nutrition common stock outstanding on the Closing Date.

         1.3 EXEMPTION FROM REGISTRATION. The parties hereto intend that all e Nutrition shares to be issued to the Torpedo Stockholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder. In furtherance thereof, the Torpedo Stockholders will execute and deliver to e Nutrition on the Closing Date a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TORPEDO

         Torpedo hereby represents and warrants to e Nutrition that:

         2.1 ORGANIZATION. Torpedo is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

         2.2 CAPITAL. The authorized capital stock of Torpedo consists of (i) 25,000,000 authorized shares of $.01 par value common stock, of which 8,000,000 shares of common stock are outstanding, and (ii) 10,000,000 authorized shares of preferred stock, of which no shares are outstanding. All of the outstanding shares of Torpedo are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 2.2 hereof, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Torpedo to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.3 SUBSIDIARIES. Torpedo has one subsidiary, Torpedo Sports, Inc. ("TSI"), a Canadian corporation which manufactures and distributes outdoor recreational products for children.

         2.4 DIRECTORS AND OFFICERS. The names and titles of all directors and officers of Torpedo as of the date of this Agreement are as follows: Henry Fong, Sole Director; Edward E. Shake, President; Barry Hollander, Chief Financial Officer; C. Frederick LeBaron, Jr., Secretary; and Kendra Busby, Assistant Secretary.

         2.5 FINANCIAL STATEMENTS. Exhibit 2.5 hereto consists of the audited financial statements of TSI for the year ended July 31, 2000 and 2001 and unaudited financial statements for the seven months ended February 28, 2002 (the "TSI Financial Statements"). The TSI Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by TSI throughout the periods indicated, and fairly present the financial position of TSI as of the dates of the balance sheets included in the TSI Financial Statements and the results of operations for the periods indicated. Torpedo, TSI's parent, was organized in March 2002 and has no assets or liabilities other than its ownership of TSI, and will have no other assets or liabilities on the Closing Date.

         2.6 ABSENCE OF CHANGES. There has not been any change in the financial condition or operations of Torpedo or TSI since February 28, 2002, other than changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of February 28, 2002, Torpedo and TSI did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that was not reflected in the TSI Financial Statements.

         2.8 TAX RETURNS. Torpedo and TSI have filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in
Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by TSI.

         2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, e Nutrition, its legal counsel and accountants shall have the opportunity to meet with Torpedo's accountants and attorneys to discuss the financial condition of Torpedo. Torpedo shall make available to e Nutrition all books and records of Torpedo and TSI.

         2.10 PROPRIETARY RIGHTS. Torpedo and TSI own and hold all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information and other rights necessary or material to their business as now conducted or proposed to be conducted.

         2.11 COMPLIANCE WITH LAWS. Torpedo and TSI have complied with, and are not in violation of, applicable Canadian and U.S. statutes, laws and regulations.

         2.12 LITIGATION. Neither Torpedo nor TSI are defendants in any material suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Torpedo and TSI, threatened against or affecting Torpedo or TSI or their business, assets or financial condition. Neither Torpedo nor TSI are in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither is engaged in any material litigation to recover monies due to it.

         2.13 AUTHORITY. The Board of Directors of Torpedo has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Torpedo has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Torpedo and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.2, all of the Torpedo Stockholders have agreed to and have approved the terms of this Agreement.

         2.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Torpedo and the performance by Torpedo of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Torpedo is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required,
(b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Torpedo, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Torpedo.

         2.15 FULL DISCLOSURE. None of the representations and warranties made by Torpedo herein or in any exhibit, certificate or memorandum furnished or to be furnished by Torpedo, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading, in any material respect.

         2.16 ASSETS. Torpedo and TSI have good and marketable title to all of their property, free and clear of all liens, claims and encumbrances, except as otherwise indicated in Exhibit 2.5.

         2.17 MATERIAL CONTRACTS. The material contracts of Torpedo and TSI are attached hereto as Exhibit 2.17.

         2.18 INDEMNIFICATION. Torpedo agrees to indemnify, defend and hold e Nutrition harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by Torpedo in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Torpedo under this Agreement or (ii) any untrue statement made by Torpedo in this Agreement.

         2.19 CRIMINAL OR CIVIL ACTS. For the period of ten years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Torpedo or TSI has been convicted of a Canadian or U.S. felony crime, filed for personal bankruptcy, been the subject of a Canadian or U.S. regulatory agency judgment or decree, or is currently to Torpedo's knowledge the subject to any investigation in connection with a Canadian or U.S. felony crime or regulatory proceeding.

         2.20 RESTRICTED SECURITIES. Torpedo and the Torpedo Stockholders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the e Nutrition shares issued by e Nutrition are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF E NUTRITION

         e Nutrition represents and warrants to Torpedo that:

         3.1 ORGANIZATION. e Nutrition is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         3.2 CAPITAL. On the Closing Date, the authorized capital stock of e Nutrition shall consist of 50,000,000 authorized shares of $.001 par value common stock, of which 1,999,999 shares of common stock will be outstanding, and 5,000,000 authorized shares of $.001 par value preferred stock, of which none will be outstanding. All of the outstanding common stock is duly and validly issued, fully paid and nonassessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating e Nutrition to issue or to transfer from treasury any additional shares of its capital stock of any class except shares and common stock purchase warrants issuable under this Agreement.

         3.3 SUBSIDIARIES. e Nutrition does not have any subsidiaries nor does it own any interest in any other enterprise.

         3.4 DIRECTORS AND OFFICERS. Steven L. White is the sole officer and director of e Nutrition.

         3.5 FINANCIAL STATEMENTS. Exhibit 3.5 hereto consists of the audited financial statements of e Nutrition for the year ended December 31, 2001 and unaudited financial statements for the three months ended March 31, 2002 (the "e Nutrition Financial Statements"). The e Nutrition Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by e Nutrition throughout the period indicated, and fairly present the financial position of e Nutrition as of the dates of the balance sheet included in the e Nutrition Financial Statements and the results of operations for the period indicated.

         3.6 ABSENCE OF CHANGES. Since March 31, 2002, there has not been any material change in the financial condition or operations of e Nutrition, except as contemplated by this Agreement.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of March 31, 2002, e Nutrition did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the e Nutrition Financial Statements.

         3.8 TAX RETURNS. Within the times and in the manner prescribed by law, e Nutrition has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by e Nutrition.

         3.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Torpedo, its legal counsel and accountants shall have the opportunity to meet with e Nutrition's accountants and attorneys to discuss the financial condition of e Nutrition. e Nutrition shall make available to Torpedo all books and records of e Nutrition.

         3.10 PROPRIETARY RIGHTS. e Nutrition does not have any patents, trademarks, service marks, trade names or copyrights, and none are necessary or material to its business as now or previously conducted.

         3.11 COMPLIANCE WITH LAWS. e Nutrition has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws, in all material aspects.

         3.12 LITIGATION. e Nutrition is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of e Nutrition, threatened against or affecting e Nutrition or its business, assets or financial condition. e Nutrition is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. e Nutrition is not engaged in any material litigation to recover monies due to it.

         3.13 AUTHORITY. The Board of Directors of e Nutrition has authorized the execution of this Agreement and the transactions contemplated herein, and e Nutrition has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of e Nutrition, and is enforceable in accordance with its terms and conditions.

         3.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by e Nutrition and the performance by e Nutrition of its obligations hereunder will not cause, constitute or conflict with or result in
(a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which e Nutrition is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of e Nutrition, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of e Nutrition.

         3.15 FULL DISCLOSURE. None of the representations and warranties made by e Nutrition herein, or in any exhibit, certificate or memorandum furnished or to be furnished by e Nutrition or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

         3.16 ASSETS. On the Closing Date, e Nutrition will have no assets nor liabilities other than its legal expenses incurred in connection with this Agreement, which expenses will be paid on the Closing Date.

         3.17 MATERIAL CONTRACTS. On the Closing Date, e Nutrition will have no material contracts.

         3.18 INDEMNIFICATION. e Nutrition agrees to indemnify, defend and hold Torpedo harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by e Nutrition in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by e Nutrition under this Agreement, or (ii) any untrue statement made by e Nutrition in this Agreement.

         3.19 CRIMINAL OR CIVIL ACTS. For a period of ten years prior to the execution of this Agreement, no executive officer, director or principal stockholder of e Nutrition has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission proceeding.

         3.20 BULLETIN BOARD TRADING STATUS. e Nutrition shall be in compliance with all requirements for, and its common stock shall be, trading freely on the Over the Counter Bulletin Board system on the date immediately prior to the Closing, such that the common stock of the surviving corporation may continue to be so traded without interruption.

                                   ARTICLE IV

                       COVENANTS PRIOR TO THE CLOSING DATE

         4.1 INVESTIGATIVE RIGHTS. Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         4.2 CONDUCT OF BUSINESS. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles or Certificate of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO E NUTRITION'S PERFORMANCe

         5.1 CONDITIONS. e Nutrition's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. e Nutrition may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by e Nutrition of any other condition of or any of e Nutrition's other rights or remedies, at law or in equity, if Torpedo shall be in default of any of its representations, warranties or covenants under this Agreement.

         5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Torpedo in this Agreement or in any written statement that shall be delivered to e Nutrition by Torpedo under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         5.3 PERFORMANCE. Torpedo shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Torpedo on or before the Closing Date.

         5.5 OFFICER'S CERTIFICATE. Torpedo shall have delivered to e Nutrition a certificate dated the Closing Date in the form of Exhibit 5.5 and signed by the President of Torpedo certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in
Article II are true and correct as of the Closing Date, in all material aspects.

         5.6 CORPORATE ACTION. Torpedo shall have obtained the approval of the Torpedo Stockholders for the transaction contemplated in this Agreement.

         5.7 FINANCIAL STATEMENT CONDITION. As of February 28, 2002, Torpedo and TSI shall, on a consolidated basis, have shareholders' equity of at least CAN$600,000.

         5.8 RETIREMENT OF COMMON STOCK. On the Closing Date, Torpedo shall advance $50,000 to e Nutrition which e Nutrition shall use to purchase and retire 4,478,430 (post-reverse split) shares of e Nutrition held by Steven White, e Nutrition's President. Following the Closing, the advance will be treated as a contribution to e Nutrition's capital and shall not be repaid to Torpedo.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO TORPEDO'S PERFORMANCE

         6.1 CONDITIONS. Torpedo' obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this
Article VI. Torpedo may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Torpedo of any other condition of or any of Torpedo' rights or remedies, at law or in equity, if e Nutrition shall be in default of any of its representations, warranties or covenants under this Agreement.

         6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by e Nutrition in this Agreement or in any written statement that shall be delivered to Torpedo by e Nutrition under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 PERFORMANCE. e Nutrition shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against e Nutrition on or before the Closing Date.

         6.5 OFFICER'S CERTIFICATE. e Nutrition shall have delivered to Torpedo a certificate dated the Closing Date in the form of Exhibit 6.5 and signed by the Chief Executive Officer of e Nutrition certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

         6.6 DIRECTORS OF E NUTRITION. On the Closing Date, Mr. White shall have submitted his resignation as the sole director of e Nutrition effective on the Closing Date after having voted as director of e Nutrition, the sole director of Torpedo set forth in paragraph 2.4 above.

         6.7 OFFICERS OF E NUTRITION. On the Closing Date, the newly constituted Board of Directors of e Nutrition shall elect the officers of Torpedo as set forth in paragraph 2.4, above, to be the officers of e Nutrition.

         6.8 CORPORATE ACTION. On the Closing Date, e Nutrition shall have (i) reverse split its common stock and retired certain shares of common stock as described in paragraph 5.8, above, (ii) obtained stockholders' approval for the transactions contemplated by this Agreement, (iii) divested itself of, or terminated, all business operations and (iv) established a stock option plan satisfactory to Torpedo.

                                   ARTICLE VII

                                     CLOSING

         7.1 CLOSING. The Closing of this Agreement shall be held at the offices of , at any mutually agreeable time and date (the "Closing Date") prior to ____, 2002, unless extended by mutual agreement. At the ________ Closing:

a) Torpedo shall deliver to e Nutrition copies of Exhibit 1.2 executed by all of the Torpedo Stockholders together with certificates representing all outstanding Torpedo securities duly endorsed to e Nutrition;

a) e Nutrition shall deliver to the Torpedo Stockholders 8,000,000 shares of e Nutrition's common stock, for which the Torpedo Shares have been exchanged, pursuant to the computations set forth in Exhibit 1.1 hereto;

a) e Nutrition shall deliver (i) the officer's certificate described in paragraph 6.5 and (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement;

a) Torpedo shall deliver (i) the officer's certificate described in paragraph 5.5, (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement and (iii) a certified check in the amount of $50,000 payable to e Nutrition, as described in paragraph 5.8, above.

         7.2 OWNERSHIP OF E NUTRITION. Following the Closing, the common stock ownership of e Nutrition, shall be as follows:

         Torpedo Stockholders:                   8,000,000 shares of e Nutrition
         e Nutrition Stockholders:               1,999,999 shares of e Nutrition

                                  ARTICLE VIII

                    COVENANTS SUBSEQUENT TO THE CLOSING DATE

         8.1 REGISTRATION AND LISTING. As soon as practicable following the Closing Date, the newly constituted executive officers and directors of e Nutrition shall use their best efforts to:

         a) List e Nutrition's common stock in Standard & Poor's OTC or corporate manual;

         a) Maintain a continuous listing of e Nutrition's common stock on the Electronic Bulletin Board.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 CAPTIONS AND HEADINGS. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

         9.2 NO ORAL CHANGE. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         9.3 NON-WAIVER. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         9.4 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

         9.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

         9.6 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the state of Nevada.

         9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

        e Nutrition:
        -----------

                                e Nutrition, Inc.
                                 380 N. 210 East
                              Mapleton, Utah 84664
                          Attn: Steven White, President

        Torpedo:
        -------

                            Torpedo Sports USA, Inc.
                            2401 PGA Blvd., Suite 190
                           Palm Gardens, Florida 33410
                 Attn: Barry Hollander, Chief Financial Officer


         9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.10 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.11 FINDERS. The parties hereto represent that no finder has brought about this Agreement, and no finder's fee has been paid or is payable by either party.

         9.12 ANNOUNCEMENTS. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

         9.13 EXPENSES. Each party will pay its own legal, accounting and other out-of-pocket expenses incurred in connection with this Agreement, if this Agreement is closed. In the event this Agreement is not closed for any reason whatsoever, including e Nutrition's good faith election not to proceed, then Torpedo shall be responsible to pay the legal fees and out-of-pocket expenses actually incurred by e Nutrition in connection with this Agreement, not to exceed $10,000, and such amount shall liquidate and satisfy all of Torpedo and the Torpedo Stockholders' liability with respect to any claims, obligations or liabilities arising out of this Agreement. e Nutrition acknowledges that Torpedo has deposited $10,000 in the trust account of e Nutrition's counsel to fund this obligation, which sum will be paid over to e Nutrition's counsel on the Closing Date. Torpedo acknowledges that e Nutrition's counsel has no client-attorney relationship or fiduciary responsibility to Torpedo.

         9.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing, including but not limited to the covenants set forth in Article VIII, above, and this Article IX for a period of 18 months.

         9.15 EXHIBITS. As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

         9.16 LEGAL COUNSEL. e Nutrition has been represented by Gary A. Agron, Esq. in connection with this Agreement. Torpedo has been represented by LeBaron Law Offices in connection with this Agreement.

         In witness whereof, the parties have executed this Agreement on the date indicated above.


e NUTRITION, INC.                      TORPEDO SPORTS USA, INC.


By /s/ Steven L. White                 By /s/ Edward E. Shake
   ----------------------------           ----------------------------
   Steven L. White                        Edward E. Shake
   Chief Executive Officer                President